EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Advantage Corporation of our report dated March 24, 2003, except for the subsequent events described in Note 16 to the financial statements as to which the date is April 1, 2003, relating to the consolidated financial statements of US SEARCH.com Inc., which appears in Registration Statement No. 333-102565 on Form S-4.




/s/ PricewaterhouseCoopers LLP

Century City, California
June 4, 2003